SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 2, 2011

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2011, Alliance Data Systems Corporation issued a press release announcing that Ivan Szeftel, president of Alliance Data’s private label services business, has decided to retire effective March 1, 2012 and that Melisa Miller has been named as his successor.  A copy of this press release is attached hereto as Exhibit 99.1.

Effective September 8, 2011, the board of directors appointed Melisa Miller as Executive Vice President and President, Retail Credit Services and designated Ms. Miller a Section 16 officer of the Company.

On September 2, 2011, the Company entered into a Retirement Agreement with Mr. Szeftel (the “Retirement Agreement”), pursuant to which Mr. Szeftel agreed to continue to both serve in an advisory role and as chief executive officer of World Financial Network Bank (“WFNB”) and as Chairman of the WFNB board of directors through March 1, 2012 (the “Retirement Date”).

Pursuant to the Retirement Agreement, as compensation through the Retirement Date, Mr. Szeftel will continue as an ongoing full-time employee at his current level of compensation, including remaining eligible to receive all short- and long-term incentive compensation payments per the terms and performance metrics established by the Compensation Committee of the board of directors of Alliance Data Systems Corporation.  From September 8, 2011 through the Retirement Date, Mr. Szeftel will receive all perquisites he received during 2011 and will continue to be eligible to participate in all benefit plans in which he could participate during 2011.

The Retirement Agreement imposes certain restrictive covenants on Mr. Szeftel, pursuant to which Mr. Szeftel agrees to keep certain information confidential and agrees to non-competition and non-solicitation restrictions through February 28, 2014 or such later date that is two years after Mr. Szeftel ceases to be a director of WFNB.  In exchange for agreeing to comply with these restrictive covenants and for the release and waiver of claims contained in the Retirement Agreement, Mr. Szeftel will be eligible to receive an aggregate of seventy-eight (78) weeks of his current base salary and an additional incentive compensation payment equal to one and one half times his current target percentage of base salary, payable in 39 bi-weekly payroll cycles commencing on the first payroll date following the Retirement Date.

In addition, any performance-based restricted stock units and time-based restricted stock units scheduled to vest between March 1, 2012 and February 28, 2013 shall continue to vest through February 28, 2013.  Any time-based restricted stock units that are unvested as of February 28, 2013 shall be forfeited. Any restricted stock units for which performance restrictions have not been met as of February 28, 2013 shall be forfeited.  Any stock options that are or shall become vested on or prior to the Retirement Date shall be exercisable until February 28, 2013, subject to earlier expiration according to any such option’s original terms. Any options that are unvested as of the Retirement Date shall be forfeited.

Mr. Szeftel’s (1) employment offer letter with the Company, effective May 4, 1998, (2) Change In Control Severance Protection Agreement, effective September 25, 2003 as amended, and (3) all previously existing non-compete, non-solicitation and confidentiality obligations are superseded by the Retirement Agreement.

The foregoing summary of the Retirement Agreement is qualified in its entirety by reference ot the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 7.01  Regulation FD Disclosure

On September 8, 2011, Alliance Data Systems Corporation issued a press release announcing that Ivan Szeftel, president of Alliance Data’s private label services business, has decided to retire effective March 1, 2012 and that Melisa Miller has been named as his successor.  A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

10.1	Retirement Agreement, dated as of September 2, 2011, between ADS Alliance Data Systems, Inc. and Ivan Szeftel.
99.1	Press release dated September 8, 2011.

Note: The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: September 8, 2011	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Retirement Agreement, dated as of September 2, 2011, between ADS Alliance Data Systems, Inc. and Ivan Szeftel.
99.1	Press release dated September 8, 2011.